UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2009

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  Other Events.

On April 16, 2009, Heritage Commerce Corp issued a press release announcing that the Board of Directors has nominated Celeste V. Ford to stand for election to the Board of Directors of the Company at the 2009 Annual Meeting for the Board seat of Louis O. Normandin, who is retiring from the Board at the 2009 Annual Meeting.

In connection with the solicitation of proxies for its 2009 Annual Meeting, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on April 9, 2009.  The Proxy Statement contains important information about the Company and the 2009 Annual Shareholders Meeting.  The Company’s shareholders are urged to read the Proxy Statement carefully.  Shareholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.  The Proxy Statement and other relevant documents may also be obtained free of charge from the Company by contacting its Corporate Secretary in writing at 150 Almaden Boulevard, San Jose California, 95113.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                The following exhibits are included with this Report:

Exhibit 99.1                                    Press Release dated April 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: April 16, 2009	By:	/s/ Lawrence McGovern
Lawrence McGovern
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated April 16, 2009